As filed with the Securities and Exchange Commission on July 1, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHAMPION ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2743168 (I.R.S. Employer Identification No.)
755 West Big Beaver Road, Suite 1000
Troy, Michigan 48084
(248) 614-8200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Roger K. Scholten, Esq.
Senior Vice President, General Counsel
and Secretary
Champion Enterprises, Inc.
755 West Big Beaver Road, Suite 1000
Troy, Michigan 48084
(248) 614-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
D. Richard McDonald, Esq.
Dykema Gossett PLLC
39577 Woodward Avenue, Suite 300
Bloomfield Hills, MI 48304
(248) 203-0700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
	Amount to be	maximum
	registered	offering price	Proposed maximum	Amount of
Title of each class of securities to be registered	(1)(2)(3)	per unit (1)	aggregate offering price(1)(2)(3)	registration fee(4)
Common Stock, $1.00 par value
Preferred Stock, no par value
Depository Shares
Debt Securities
Guarantees of debt securities (5)
Warrants
Subscription Rights
Purchase Contracts
Purchase Units

Total	$350,000,000	100%	$350,000,000	$19,530

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	The Registrants are hereby registering an indeterminate amount and number of each applicable identified class of the identified securities up to a proposed maximum aggregate offering price of $350,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The registrants have estimated that the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(3)	The Registrants are hereby registering an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	The guarantees registered hereby are full and unconditional, joint and several guarantees by additional Registrants with respect to the debt securities of Champion Enterprises, Inc. registered hereby. See the Table of Additional Registrants, below. No separate consideration will be received for the guarantees of debt securities. No additional registration fee for the guarantees will be due pursuant to Rule 457(n).
The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS *

Exact name of Registrant as specified in its	State or other jurisdiction of incorporation
charter	or organization	I.R.S. Employer Identification No.
Champion Home Builders Co.	Michigan	38-2744984
Champion Enterprises Management Co.	Michigan	16-1636726
Highland Manufacturing Company LLC	Minnesota	41-1966762
Homes of Merit, Inc.	Florida	59-1438488
New Era Building Systems, Inc.	Michigan	33-1120928
North American Housing Corp.	Michigan	33-1141097
Redman Homes, Inc.	Delaware	75-1364957
San Jose Advantage Homes, Inc.	California	77-0411951
Star Fleet, Inc.	Indiana	35-1840506
Western Homes Corporation	Delaware	75-2276910

*	The address, including zip code, and telephone number, including area code, of the principal executive offices of each of the Registrants listed in this table are the same as those of Champion Enterprises, Inc.

Subject to Completion, dated July 1, 2009

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PROSPECTUS
COMMON STOCK
PREFERRED STOCK
DEPOSITORY SHARES
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
PURCHASE UNITS
     We may offer to sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (i) shares of our common stock; (ii) shares of our preferred stock, which may be issued in one or more series; (iii) depositary shares representing shares of preferred stock, (iv) debt securities, which may be guaranteed by certain of our subsidiaries, (v) warrants, (vi) subscription rights, (vii) purchase contracts, and (viii) purchase units.
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision. Our common stock is listed on the New York and Chicago Stock Exchanges under the trading symbol “CHB.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

Page
ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
OUR COMPANY	3
RISK FACTORS	3
USE OF PROCEEDS	3
RATIOS OF EARNINGS TO FIXED CHARGES	3
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES	5
DESCRIPTION OF CAPITAL STOCK	11
DESCRIPTION OF DEPOSITORY SHARES	14
DESCRIPTION OF WARRANTS	15
DESCRIPTION OF SUBSCRIPTION RIGHTS	16
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS	17
PLAN OF DISTRIBUTION	18
LEGAL MATTERS	21
EXPERTS	21
EX-4.1
EX-4.2
EX-5.1
EX-12.1
EX-23.1
EX-24.1
EX-24.2
EX-24.3
EX-24.4
EX-24.5
EX-24.6
EX-24.7
     In this prospectus, except as otherwise indicated, “Champion,” “we,” “our” and “us” refer to Champion Enterprises, Inc. and all entities included in our consolidated financial statements.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus together or separately, in one or more offerings, up to a maximum aggregate offering price of $350,000,000. This prospectus provides you with a general description of those securities which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
     You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
     You may obtain from the SEC, through the SEC’s website or at the SEC offices mentioned in the following paragraph, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.championhomes.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available at the office of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.
     We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.
     We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the

Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been issued as described in this prospectus:
•	our Annual Report on Form 10-K for the fiscal year ended January 3, 2009 (filed on February 19, 2009);

•	our Quarterly Report on Form 10-Q for the quarterly period ended April 4, 2009 (filed on April 30, 2009);

•	our Current Reports on Form 8-K filed on March 9, 2009, March 20, 2009 and May 21, 2009; and

•	the description of our common stock included in our Form 8-A filed with the SEC on April 13, 1995, and any amendment or report we may file with the SEC for the purpose of updating such description.
     You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: Roger K. Scholten, General Counsel, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084; telephone: (248) 614-8200.
     You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. You can identify such forward-looking statements by the use of terms such as “expect,” “believe,” “may,” “could,” “estimate,” “intend” or similar words or phrases. All such statements, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21B of the Exchange Act. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed in this prospectus under the heading “Risk Factors” and are disclosed in the information incorporated by reference in this prospectus, including in Item 1A. Risk Factors, of our Form 10-K for the fiscal year ended January 3, 2009. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.

OUR COMPANY
     We are a leader in factory-build construction. We currently operate 29 manufacturing facilities in North America and the United Kingdom distributing our products through independent retailers, builders and developers. Our family of builders produces manufactured and modular homes, as well as modular buildings for government and commercial applications.
     Our principal offices are located at 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084. Our telephone number is (248) 614-8200.
RISK FACTORS
     Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to tome by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.
USE OF PROCEEDS
     Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including:
•	working capital;

•	capital expenditures;

•	acquisitions of or investments in businesses or assets; and

•	redemption and repayment of short-term or long-term borrowings.
     Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.
RATIOS OF EARNINGS TO FIXED CHARGES
     Our ratios of earnings to fixed charges for the five most recent fiscal years and the fiscal quarter ended April 4, 2009 are set forth below:

	Fiscal Year Ended					Three Months Ended
	2004	2005	2006	2007	2008	April 4, 2009
Ratio of Earnings to Fixed Charges (1)	1.6x	3.2x	2.9x	1.2x	(1.1x)(2)	(2.1x)(2)

(1)	For purposes of determining the ratios of earnings to fixed charges, fixed charges is defined as the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense and (d) preference security dividend requirements of consolidated subsidiaries. Earnings is defined as the amount resulting from adding (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees, and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and subtracting (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that are accounted for using the equity method of accounting.

(2)	Earnings in 2008 and the first fiscal quarter of 2009 were lower than the amount necessary for a one to one ratio of earnings to fixed charges by $51.9 million and $18.6 million, respectively.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
     The following description sets forth some general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information please refer to the applicable indenture. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.
     Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture, also referred to as the “senior trustee.” Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture, also referred to as the “subordinated trustee.” As used in this registration statement, the term “indentures” refers to both the senior indenture and the subordinated indenture, as applicable. Both indentures will be qualified under the Trust Indenture Act. As used in this registration statement, the term “debt trustee” refers to either the senior trustee or the subordinated trustee, as applicable.
     The following summaries of some of the material provisions of the senior debt securities, the subordinated debt securities, and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture and any supplemental indenture applicable to a particular series of debt securities, including the definitions in this registration statement of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture, as applicable, will be identical.
General
     We will describe in each prospectus supplement the following terms relating to a series of debt securities:
•	the title and aggregate principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	any limit on the amount of debt securities that may be issued;

•	whether any of the debt securities will be issuable in whole or in part in temporary or permanent global form or in the form of book-entry securities;

•	the maturity date(s) of the debt securities;

•	the interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue on the debt securities, the date(s) interest will be payable, or the method for determining the interest payment dates and the record dates for the determination of holders to whom interest is payable on interest payment dates or the method for determining the record date(s);

•	the place(s) where payments with respect to the debt securities shall be payable;

•	our right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

•	the date, if any, after which, and the price(s) at which, the series of debt securities may be redeemed, in whole or in part, at our option, and other related terms and provisions;

•	the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and other related terms and provisions;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions respecting the debt securities;

•	the currency or currency units in which payment of the principal of, premium on, if any, and interest on the debt securities shall be payable;

•	whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we will have the option to redeem the debt securities rather than to pay additional amounts;

•	the terms pursuant to which the debt securities are subject to defeasance and satisfaction and discharge;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the applicable indenture with respect to the debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities are secured; and

•	any other terms of the debt securities.
     The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:
•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.
     United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement.
     Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us.
Conversion or Exchange Rights
     The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of such series of debt securities would be subject to adjustment.

Guarantees
     Any senior or subordinated debt securities may be guaranteed by one or more of our direct and indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates.
Consolidation, Merger or Sale
     Unless noted otherwise in a prospectus supplement, the indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Events of Default Under the Indentures
     The following are events of default under the indentures with respect to any series of debt securities issued:
•	failure to pay interest on the debt securities when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

•	failure to pay the principal or premium of the debt securities, if any, when due;

•	failure to deposit any sinking fund payment, when due, for any debt security and in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

•	failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, and such failure continues for 60 days after we receive notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	if the debt securities are convertible into shares of our common stock or other securities, failure by us to deliver common stock or the other securities when the holder or holders of the debt securities elect to convert the debt securities into shares of our common stock or other securities; and

•	particular events of bankruptcy, insolvency, or reorganization with respect to us.
     The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.
     If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us and to the debt trustee (if notice is given by such holders), may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. However, upon an event of default due to particular events of bankruptcy, insolvency, or reorganization with respect to us as specified in the indenture, the aggregate principal amount, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.
     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences (except defaults or events of default regarding payment of principal, premium, if any, or interest on the debt securities or, if the debt securities are convertible into shares of our common stock or other securities, defaults or events of default regarding payment or delivery of shares of our common stock or other securities upon conversion of such debt securities) and rescind any such acceleration with respect to the debt securities and its consequences if (1) we have paid or deposited with the debt trustee a sum sufficient to pay matured installments of interest upon the debt securities of that series and the principal and premium, if any, that have become due, otherwise than by acceleration, and certain amounts payable to the debt trustee, and (2) all existing events of default, other than the nonpayment of the principal, premium, if any, or interest on the debt securities that have become due solely by such declaration of acceleration, have been cured or waived. Any such waiver shall cure such default or event of default.
     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debt trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:
•	it is not in conflict with any law or the applicable indenture;

•	the debt trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•	subject to its duties under the Trust Indenture Act, the debt trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the rights of the holders not consenting.
     A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•	the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity or security to the debt trustee to institute such proceedings as trustee; and

•	the debt trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request, and offer of indemnity.
     These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities or, if the debt securities are convertible into shares of our common stock or other securities, our default in the payment or delivery of shares of our common stock or other security upon conversion of the debt securities.
     We will periodically file statements with the debt trustee regarding our compliance with all of the conditions and covenants in the indentures.
Modification of Indenture
     We and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•	to cure any ambiguity, omission, defect, or inconsistency in such indenture;

•	to provide for the assumption by a successor of our obligations under such indenture;

•	to add guarantees, including subsidiary guarantees, with respect to debt securities or to release subsidiary guarantors from subsidiary guarantees as provided by the terms of an indenture or to secure debt securities;

•	to add to our covenants for the benefit of holders of debt securities or to surrender any right or power conferred upon us;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in such indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect; provided that any amendment to conform the terms of any debt securities contained in the final offering document therefor shall not be deemed to be adverse to any holder;

•	to secure any series of debt security; or

•	to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.
     In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:
•	change the fixed maturity of such series of debt securities;

•	reduce the principal amount, reduce the rate of, or extend the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	a change in the currency in which any debt security or any premium or interest is payable;

•	impair the right to receive payment of principal and interest on any debt security or payment or delivery of any amounts due upon conversion of convertible debt securities on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security (if applicable);

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•	if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with any provision of the indentures;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modify any of the above provisions.
Form, Exchange, and Transfer
     The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to such series.
     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
     Subject to the terms of the indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar designated by us for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. Unless otherwise specified, the debt trustee will be the security registrar. We may at any time designate additional security registrars or rescind the designation of any security registrar or approve a change in the office through which any security registrar acts, except that we will be required to maintain a security registrar in each place of payment for the debt securities of each series.
     If the debt securities of any series are to be redeemed, we will not be required to:
•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of that series of such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.
Information Concerning the Debt Trustee
     The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.
Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.
     Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the debt trustee will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
     All moneys paid by us to a paying agent or the debt trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter, as an unsecured general creditor, may look only to us for payment thereof.
Reports
     We shall deliver to the debt trustee (unless such reports have been filed on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system), within 15 calendar days after we file the same with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we shall continue to provide the debt trustee with reports containing substantially the same information as would have been required to be filed with the SEC had we continued to have been subject to such reporting requirements. In such event, such reports shall be provided within 15 days after the dates applicable to a registrant that is not an accelerated filer or large accelerated filer on which we would have been required to provide reports had we continued to have been subject to such reporting requirements. We also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.
Governing Law
     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and to the extent that the Trust Indenture Act shall be applicable.
Subordination of Subordinated Debt Securities
     Unless noted otherwise in a prospectus supplement, any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other indebtedness to the extent described in a prospectus supplement. Additionally, unless noted otherwise in a prospectus supplement, the subordinated indenture will not limit the amount of subordinated debt securities which we may issue, nor will it limit us from issuing any other secured or unsecured debt.
DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock is 120,000,000 shares of common stock, $1.00 par value, and 5,000,000 shares of preferred stock, no par value. At April 29, 2009, 77,724,218 shares of common stock and no shares of preferred stock were outstanding. In addition to the summary of our capital stock that follows, we encourage you to review our articles of incorporation and bylaws, which we have filed with the SEC. A copy of our restated articles of incorporation, as amended, was filed with the SEC as Exhibit 3.1 to the Current Report on Form 8-K filed April 19, 2006. A copy of our bylaws was filed with the SEC as Exhibit 3.5 to the Annual Report on Form 10-K for the fiscal year ended January 3, 2004.
Description of Common Stock
     We may issue shares of our common stock, either separately or together with other securities offered pursuant to this prospectus. Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are generally entitled to vote. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take shareholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.
     Holders of common stock have no preemptive rights. Subject to the applicable laws and the rights of the holders of preferred stock, holders of common stock are entitled to such dividends as may be declared by our board of directors. The common stock is not entitled to any sinking fund, redemption or conversion provisions. Upon our dissolution, liquidation or winding up, the holders of our common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.
Description of Preferred Stock
     Our board of directors has the authority, without further shareholder approval, to issue shares of preferred stock from time to time in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof adopted by our board of directors, as shall be expressed in the resolutions providing therefor. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include:
•	the title and stated value of the preferred stock;

•	the price or prices at which the preferred stock may be purchased;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for an auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of United States federal income tax considerations applicable to the preferred stock;

•	all series of preferred stock rank on a parity with each other and rank senior to common stock with respect to payment of dividends and distributions of assets upon liquidation; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
     Holders of our preferred stock will have no preemptive rights.
     While providing desirable flexibility for possible acquisitions and other corporate purposes, and eliminating delays associated with a shareholder vote on specific issuances, the issuance of preferred stock could adversely affect the voting power of holders of common stock, as well as dividend and liquidation payments on both common and preferred stock. It also could have the effect of delaying, deferring or preventing a change in control.
     Conversion or Exchange. The terms, if any, on which the preferred stock may be convertible into or exchangeable for common stock or other securities will be detailed in the prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.
Certain Anti-takeover Matters
     Our restated articles of incorporation, bylaws and Michigan law contain provisions, summarized below, that could have the effect of delaying, deterring or preventing a merger, tender offer or other takeover attempt. This summary is subject to, and qualified in its entirety by, the provisions of our restated articles of incorporation and bylaws, as well as the provisions of any applicable laws.
     Important Provisions of the Restated Articles of Incorporation and Bylaws. Our bylaws permit incumbent directors to fill any vacancies on the board of directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, unless filled by proper action of the shareholders. Furthermore, our bylaws require shareholders to give advance notice of proposals to be presented at meetings of shareholders, including director nominations.
     These provisions, as well as the provisions of Chapter 7A of the Michigan Business Corporation Act, the MBCA, described below, may delay shareholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a shareholder who desires to participate in a business combination or elect a new director may consider them disadvantageous. Additionally, as discussed above, our Board of Directors has the authority to issue preferred stock from time to time without shareholder approval, which could delay or prevent a change of control or other corporate action.
     Michigan Laws. Chapter 7A of the MBCA provides that business combinations subject to Chapter 7A between a Michigan corporation and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than two-thirds of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class. Chapter 7A defines a “business combination” to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an interested shareholder or certain affiliates. An “interested shareholder” is generally any person who owns 10% or more of the voting shares of the corporation. An “affiliate” is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person. Such requirements do not apply if the transaction satisfies fairness standards, other specified conditions are met, and the interested shareholder has been such for at least five years.

Listing
     Our common stock is listed and traded on the New York and Chicago Stock Exchanges under the symbol “CHB.”
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.
DESCRIPTION OF DEPOSITORY SHARES
     This section describes the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
     We may issue depositary receipts representing interests in a particular series of preferred stock which are called depositary shares. We will deposit the series of preferred stock which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preferred stock.
     While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions.
Dividends and Other Distributions
     Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
     A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
     Whenever we redeem preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
     Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the shares of preferred stock to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
     Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of preferred stock (or fraction of a share) which is represented by the depositary share.
Conversion
     If a series of preferred stock is convertible into shares of common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the common stock or other securities or property into which the number of shares of preferred stock (or fractions of shares) to which the depositary shares relate could at the time be converted.
Amendment and Termination of a Deposit Agreement
     We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the shares of preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	all outstanding depositary shares to which it relates have been redeemed or converted; and/or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
     There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.
DESCRIPTION OF WARRANTS
     We may issue warrants, including warrants to purchase common stock, preferred stock, including preferred stock represented by depositary shares, debt securities or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to warrants being offered.
     The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
DESCRIPTION OF SUBSCRIPTION RIGHTS
     We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
     The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, share of preferred stock, debt security or other security upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each share of common stock, share of preferred stock, debt security or other security that may be purchased per each subscription right;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	If applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
     The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find Additional Information” on page 1 of this prospectus. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
     We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.
     The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
     The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit and will contain a summary of certain United States federal income tax consequences applicable to the purchase contracts and purchase units.

PLAN OF DISTRIBUTION
     We may sell the securities being offered hereby in one or more of the following ways from time to time:
•	through agents;

•	through underwriters or dealers;

•	in short or long transactions;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market marker or into an existing trading market, on an exchange or otherwise;

•	directly to investors; or

•	through a combination of any of these methods of sale.
     A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
     In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.
     We may also enter into hedging transactions. For example, we may:
•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
     We will set forth in a prospectus supplement the terms of the offering of securities, including:
•	the name or names of any agents, underwriters or dealers and the amounts of securities underwritten or purchased by them;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any delayed delivery arrangements;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	the securities exchanges on which such securities may be listed, if any.
     We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).
     We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
     The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
     Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters, Agents and Dealers
     We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our securities for which they have been appointed an agent on a continuing basis.
     If we use underwriters for a sale of our securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
     Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase our securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in an applicable prospectus supplement the name of the underwriter and the nature of any such relationship.

     If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
     We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
     Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.
Institutional Purchasers
     We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
     We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
     We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Stabilization Activities
     In connection with an offering through underwriters, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
     Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.
Direct Sales
     We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
Trading Market and Listing of Securities
     Unless otherwise specified in an applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York and Chicago Stock Exchanges. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
LEGAL MATTERS
     Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Dykema Gossett PLLC, Bloomfield Hills, Michigan, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 3, 2009, and the effectiveness of our internal control over financial reporting as of January 3, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts, except the SEC registration fee, are estimates:

Amount
to be paid*
SEC Registration Fee	$19,530
Accounting Fees and Expenses	100,000
Legal Fees and Expenses	250,000
Printing expenses	50,000
Transfer Agent, Registrar and Trustee Fees	25,000
Rating Agency Fees	40,000
Miscellaneous expenses	40,000

Total	$524,530

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. Other than the SEC Registration Fee, the amounts shown are estimates of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.
Item 15. Indemnification of Directors and Officers.
     The Company is organized under the Michigan Business Corporation Act, the MBCA, which, in general, empowers Michigan corporations to indemnify a person who is a party or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (other than actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or of another enterprise at such corporation’s request, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If a director or officer is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify such director or officer against expenses incurred in the action.
     The MBCA also empowers Michigan corporations to provide similar indemnity against amounts paid in settlement and expenses actually and reasonably incurred by such a person in actions or suits by or in the right of the corporation except in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that a court determines that, despite the adjudication of the liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.
     The Company’s bylaws generally require the Company to indemnify its directors and officers to the fullest extent permissible under Michigan law, require the advancement and reimbursement of expenses under certain circumstances and establish a procedure for determination of when indemnification is proper.
     The MBCA permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Company’s restated articles of incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of the director’s fiduciary duty. However, the MBCA and the restated articles of incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director’s duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) declaration of an unlawful dividend, stock purchase or redemption; (iv) a transaction from which the director derives an improper personal benefit; and (v) an act or omission occurring prior to the date when the provision becomes effective. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.
     Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses and liabilities incurred in connection with the defense of certain claims, actions, suits or proceedings which may be brought against them by reason of being or having been directors or officers.
Item 16. List of Exhibits.
     The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.
Item 17. Undertakings.
(a) The undersigned registrants hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 29th day of June, 2009.

CHAMPION ENTERPRISES, INC.
By:	/s/ William C. Griffiths
	Name:	William C. Griffiths
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ William C. Griffiths William C. Griffiths	Chairman of the Board of Directors, President and Chief Executive Officer (Principal executive officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Executive Vice President, Treasurer and Chief Financial Officer (Principal financial officer)	June 29, 2009

/s/ Richard P. Hevelhorst Richard P. Hevelhorst	Vice President and Controller (Principal accounting officer)	June 29, 2009

/s/ Robert W. Anestis Robert W. Anestis	Director	June 29, 2009

/s/ Eric S. Belsky Eric S. Belsky	Director	June 29, 2009

/s/ Selwyn Isakow Selwyn Isakow	Director	June 29, 2009

/s/ G. Michael Lynch G. Michael Lynch	Director	June 29, 2009

/s/ Thomas A. Madden Thomas A. Madden	Director	June 29, 2009

/s/ Shirley D. Peterson Shirley D. Peterson	Director	June 29, 2009

By:	/s/ Roger K. Scholten
Roger K. Scholten
Attorney-in-fact
Date: June 29, 2009

     Pursuant to the requirements of the Securities Act of 1933, Champion Home Builders Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 29th day of June, 2009.

CHAMPION HOME BUILDERS CO.
By:	/s/ William C. Griffiths
	Name:	William C. Griffiths
	Title:	President

     Each of the undersigned whose signature appears below hereby constitutes and appoints Phyllis A. Knight, William C. Griffiths and Roger K. Scholten and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ William C. Griffiths William C. Griffiths	President (Principal executive officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Vice President and Treasurer (Principal financial officer)	June 29, 2009

/s/ Richard P. Hevelhorst Richard P. Hevelhorst	Vice President and Controller (Principal accounting officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Director	June 29, 2009

/s/ Roger K. Scholten Roger K. Scholten	Director	June 29, 2009

     Pursuant to the requirements of the Securities Act of 1933, Champion Enterprises Management Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 29th day of June, 2009.

CHAMPION ENTERPRISES MANAGEMENT CO.
By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	President

     Each of the undersigned whose signature appears below hereby constitutes and appoints William C. Griffiths and Roger K. Scholten and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Phyllis A. Knight Phyllis A. Knight	President (Principal executive officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Treasurer (Principal financial officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Treasurer (Principal accounting officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Director	June 29, 2009

     Pursuant to the requirements of the Securities Act of 1933, Highland Manufacturing Company LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 29th day of June, 2009.

HIGHLAND MANUFACTURING COMPANY LLC
By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	President

     Each of the undersigned whose signature appears below hereby constitutes and appoints William C. Griffiths and Roger K. Scholten and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Phyllis A. Knight Phyllis A. Knight	President (Principal executive officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Treasurer (Principal financial officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Treasurer (Principal accounting officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Director	June 29, 2009

     Pursuant to the requirements of the Securities Act of 1933, Homes of Merit, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 29th day of June, 2009.

HOMES OF MERIT, INC.
By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	President

     Each of the undersigned whose signature appears below hereby constitutes and appoints Phyllis A. Knight, William C. Griffiths and Roger K. Scholten and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Phyllis A. Knight Phyllis A. Knight	President (Principal executive officer)	June 29, 2009

/s/ Richard P. Hevelhorst Richard P. Hevelhorst	Vice President (Principal financial officer)	June 29, 2009

/s/ Richard P. Hevelhorst Richard P. Hevelhorst	Vice President (Principal accounting officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Director	June 29, 2009

     Pursuant to the requirements of the Securities Act of 1933, New Era Building Systems, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 29th day of June, 2009.

NEW ERA BUILDING SYSTEMS, INC.
By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	President

     Each of the undersigned whose signature appears below hereby constitutes and appoints William C. Griffiths and Roger K. Scholten and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Phyllis A. Knight Phyllis A. Knight	President (Principal executive officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Treasurer (Principal financial officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Treasurer (Principal accounting officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Director	June 29, 2009

     Pursuant to the requirements of the Securities Act of 1933, North American Housing Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 29th day of June, 2009.

NORTH AMERICAN HOUSING CORP.
By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	President

     Each of the undersigned whose signature appears below hereby constitutes and appoints William C. Griffiths and Roger K. Scholten and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Phyllis A. Knight Phyllis A. Knight	President (Principal executive officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Treasurer (Principal financial officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Treasurer (Principal accounting officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Director	June 29, 2009

     Pursuant to the requirements of the Securities Act of 1933, Redman Homes, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 29th day of June, 2009.

REDMAN HOMES, INC.
By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	President

     Each of the undersigned whose signature appears below hereby constitutes and appoints William C. Griffiths and Roger K. Scholten and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Phyllis A. Knight Phyllis A. Knight	President (Principal executive officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Treasurer (Principal financial officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Treasurer (Principal accounting officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Director	June 29, 2009

     Pursuant to the requirements of the Securities Act of 1933, San Jose Advantage Homes, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 29th day of June, 2009.

SAN JOSE ADVANTAGE HOMES, INC.
By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	Chief Executive Officer

     Each of the undersigned whose signature appears below hereby constitutes and appoints Phyllis A. Knight, William C. Griffiths and Roger K. Scholten and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Phyllis A. Knight Phyllis A. Knight	Chief Executive Officer (Principal executive officer)	June 29, 2009

/s/ Richard P. Hevelhorst Richard P. Hevelhorst	Vice President (Principal financial officer)	June 29, 2009

/s/ Richard P. Hevelhorst Richard P. Hevelhorst	Vice President (Principal accounting officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Director	June 29, 2009

     Pursuant to the requirements of the Securities Act of 1933, Star Fleet, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 29th day of June, 2009.

STAR FLEET, INC.
By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	Chief Executive Officer

     Each of the undersigned whose signature appears below hereby constitutes and appoints Phyllis A. Knight, William C. Griffiths and Roger K. Scholten and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Phyllis A. Knight Phyllis A. Knight	Chief Executive Officer (Principal executive officer)	June 29, 2009

/s/ Richard P. Hevelhorst Richard P. Hevelhorst	Vice President (Principal financial officer)	June 29, 2009

/s/ Richard P. Hevelhorst Richard P. Hevelhorst	Vice President (Principal accounting officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Director	June 29, 2009

     Pursuant to the requirements of the Securities Act of 1933, Western Homes Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 29th day of June, 2009.

WESTERN HOMES CORPORATION
By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	President

     Each of the undersigned whose signature appears below hereby constitutes and appoints Phyllis A. Knight, William C. Griffiths and Roger K. Scholten and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Phyllis A. Knight Phyllis A. Knight	President (Principal executive officer)	June 29, 2009

/s/ Richard P. Hevelhorst Richard P. Hevelhorst	Vice President (Principal financial officer)	June 29, 2009

/s/ Richard P. Hevelhorst Richard P. Hevelhorst	Vice President (Principal accounting officer)	June 29, 2009

/s/ Phyllis A. Knight Phyllis A. Knight	Director	June 29, 2009

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of underwriting agreement*
4.1	Form of senior indenture
4.2	Form of subordinated indenture
4.3	Form of senior debt security*
4.4	Form of subordinated debt security*
4.5	Form of stock warrant agreement*
4.6	Form of stock warrant certificate*
4.7	Form of debt warrant agreement*
4.8	Form of debt warrant certificate*
4.9	Form of deposit agreement*
4.10	Form of depository receipt*
4.11	Form of stock purchase contract*
4.12	Form of subscription rights agreement (including form of subscription rights certificate)*
5.1	Opinion of Dykema Gossett PLLC
12.1	Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)
24.1	Powers of Attorney — Robert W. Anestis
24.2	Powers of Attorney — Eric S. Belsky
24.3	Powers of Attorney — Selwyn Isakow
24.4	Powers of Attorney — G. Michael Lynch
24.5	Powers of Attorney — Thomas A. Madden
24.6	Powers of Attorney — Shirley D. Peterson
24.7	Powers of Attorney — William Griffiths

*	To be filed either by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.